Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

ENDRA Life Sciences Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	Other	2,677,680	$4.90	$13,120,632.00	0.0001381	$1,811.96

Total Offering Amounts:							$13,120,632.00		1,811.96
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$1,811.96

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or similar transaction.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $4.90, which is the average of the high and low prices of the registrant's common stock, par value $0.0001 per share ("Common Stock") on October 30, 2025, on the Nasdaq Capital Market.

Represents the shares of Common Stock of the Registrant that will be offered for resale by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-3 (the “Registration Statement”) to which this exhibit is attached. The Registration Statement registers an aggregate of 2,677,680 shares of Common Stock consisting of (i) 379,539 shares of Common Stock issued pursuant to that securities purchase agreement, dated October 10, 2025 (the “Purchase Agreement”), (ii) 364,801 shares of Common Stock underlying pre-funded warrants issued pursuant to the Purchase Agreement, (iii) 1,488,680 shares of Common Stock underlying warrants issued pursuant to the Purchase Agreement, (iv) 400,000 shares of Common Stock underlying warrants issued to Arca Investment Management, LLC and (v) 44,660 shares of Common Stock underlying warrants issued to designees of Lucid Capital Markets, LLC.